Exhibit 10.34

Amendment 9 to

Worldspan Asset Management Offering Agreement

This amendment is the ninth amendment (“Amendment 9”) to the Asset Management Offering Agreement effective as of July 1, 2002, among Worldspan, L.P. (“Worldspan”), International Business Machines Corporation (“IBM”), and IBM Credit LLC (“IBM Credit”), Agreement ASVB594, as previously amended by Amendment 1 effective as of December 16, 2002, Amendment 2 effective as of December 31, 2003, Amendment 3 effective as of June 30, 2006, Amendment 4 effective as of January 1, 2007, Amendment 5 effective as of February 1, 2007, Amendment 6, effective as of October 1, 2007, Amendment 7 effective as of October 1, 2007 and  Amendment 8, effective as of October 1, 2007 (collectively, the “AMO Agreement”). (“Amendment 8” along with Amendments 1 – 7 and the AMO Agreement are collectively referred to as the “AMO Agreement”).

Each term defined in the AMO Agreement shall have the same meaning in this Amendment 9 unless otherwise provided herein or inconsistent with the content hereof.

The purposes of this Amendment 9 are to replace, modify, or add certain terms in the AMO Agreement with the terms specified in this Amendment 9.

This Amendment 9 becomes effective as of October 1, 2007 (the “Effective Date of Amendment 9”).

This Amendment 9 may be signed in one or more counterparts, each of which will be deemed to be an original and all of which when taken together will constitute the same agreement.  Any copy of this Amendment 9 made by reliable means is considered an original.

The Parties agree that this Amendment 9, which includes the associated documents attached hereto, is the complete agreement among the Parties with respect to the subject matter hereof and replaces any prior oral and/or written communications between the Parties concerning this subject matter.  By signing below, the Parties agree to the terms of this Amendment 9.

Except for the changes specified in this Amendment 9 all other terms and conditions of the AMO Agreement remain unchanged.  In the event of a conflict between this Amendment 9 and the AMO Agreement, this Amendment 9 will prevail.

The Parties agree that, as of the Effective Date of Amendment 9, the AMO Agreement shall be amended as follows:

1.  Section 37 of the AMO Agreement is hereby deleted in its entirety and replaced with the following:

From October 1, 2007 through December 31, 2008, the Monthly Payment includes allotments, which are not financed by IBM Credit, that may be used by Galileo to acquire System z, System p, System x, Disk, Tape, Communications and Storage Upgrade Products as set forth in the tables below (the “Machines”).  These allotments will be referred to as the “Machines Allotments.”

All Machines acquired under this Section 37 will be acquired at the then current fair values for such Machines or in accordance with any other agreements that may currently be in effect between IBM and the Travelport Enterprise at the time of the transaction, and such acquisition of Machines and use of the Machines Allotments shall be confirmed by the Parties in an Order Letter.  If Galileo elects to use any of the Machines Allotments for Machines for which the Travelport Enterprise has been billed by and paid IBM between the Effective Date of Amendment 6 and the date the Parties execute Amendment 6, then Galileo will notify IBM thereof and the amount of any such payment will be issued as a credit on account for application to the Monthly Payments due under this AMO Agreement.

For System x Products only, a purchase order issued by Galileo (“Galileo PO”) will be accepted as the ordering Transaction Document  in lieu of an Order Letter under the AMO Agreement.  IBM will perform a monthly reconciliation of such Galileo POs to add the amounts due for System

PORTIONS OF THIS EXHIBIT MARKED BY AN [**] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2.

Products orders to the Monthly Payments, which shall be confirmed by the Parties in an Order Letter.

The Disk, Tape, Storage Upgrade, System p, and System x Allotments are limited to the acquisition of IBM Machines (including warranty upgrades) plus applicable software (acquired pursuant to the terms and conditions of the IPLA) and software maintenance (acquired pursuant to the terms and conditions of either the Agreement for Acquisition of Software Maintenance or the Passport Advantage Agreement currently in effect between IBM and Galileo) directly from IBM.  The System z Allotment is limited to the acquisition of System z Machines only directly from IBM. The Communications Allotment is limited to the acquisition of networking equipment manufactured by either IBM or CISCO, Inc., which maybe acquired directly from IBM (or from a Supplier, upon receipt of an invoice and, if the Machines are leased by IBM Credit, a Certificate of Acceptance).

Notwithstanding anything in this Section 37 to the contrary, for each of the periods shown in the tables below, Galileo may elect to substitute up to one hundred percent (100%) of each of the Machines Allotment amounts shown in the tables below between and among the seven (7) Product types specified therein, as confirmed by an Order Letter.

In the event that Galileo does not use the entire Machines Allotment amount specified for any Product type for any applicable period by the end of that period, then Galileo may elect, upon prior written notice to IBM, to defer any remaining balance of such Machines Allotment to a time following such period and prior to the Expiration Date or apply it towards acquiring other Machines directly from or through IBM under this AMO Agreement, as confirmed by an Order Letter.

In the event of expiration or termination of this AMO Agreement, [**] ([**]%) of any unused Machines Allotments on the date of expiration or termination will be retained by IBM and the remaining amount (for clarity, [**] ([**]%) of the remaining unused Machines Allotments) shall be refunded to Galileo.

The Products acquired under these Machines Allotments are not financed by IBM Credit.  In the event the Parties desire to lease any of the Machines acquired under these Machines Allotments, then upon IBM Credit’s approval, such leasing transactions shall be confirmed by the Parties in an Order Letter.

The amount of the Machines Allotment for each Product Type for each of the periods shown below is set forth in the following table:

Period	Product Type	Amount
10/01/07 – 12/31/07	System p	$	[**]
	System x	$	[**]
1/01/08 – 12/31/08	Disk	$	[**]
	Tape	$	[**]
	System z	$	[**]
	System p	$	[**]
	System x	$	[**]
	Communications	$	[**]
Total		$	[**]

Period	Product Type	Amount
10/01/07 – 6/30/08	Storage Upgrades	$	[**]
7/01/08 – 6/30/09	Storage Upgrades	$	[**]
7/01/09 – 6/30/10	Storage Upgrades	$	[**]
7/01/10 – 6/30/11	Storage Upgrades	$	[**]
7/01/11– 6/30/12	Storage Upgrades	$	[**]
7/01/12 – 6/30/13	Storage Upgrades	$	[**]
Total		$	[**]

2.   Supplier Allotments: The AMO Agreement is amended by adding after Section 45 thereof a new Section 46 to read as follows:

“46.0  Supplier Allotments

The Monthly Payments assume that Galileo will acquire certain Products and Services (collectively, the “Supplied Items”), directly from a Supplier and an allotment of funds, as set forth in the table below have been included for that purpose (collectively, the “Supplier Allotments”).   In this section, “Supplier” means any authorized IBM Business Partner unless otherwise specified below. The Supplier Allotments are not financed by IBM Credit, but rather are accrued through the Monthly Payments.

Allotment Type		Period	Period Amount
1	System x (see Note 1)	1/01/08 – 12/31/08	$	[**]
2	VMware S&S (see Note 2)	1/01/11 – 12/31/11	$	[**]
		1/01/12 – 12/31/12	$	[**]
		1/01/13 – 6/30/13	$	[**]
		Total	$	[**]

Note 1:   System x Products and Services:  May be used to acquire IBM System x Products and Services from an authorized IBM Business Partner (the “System x Supplier Allotment”, consisting of “System x Supplied Items”). The System x Allotment is available for use on January 1st of its allotment period.

Note 2:    VMware S&S:  May be used to acquire VMware EULA Software Subscription and Support (“S&S”) acquired directly from VMware (the “VMware S&S Allotment”, consisting of “VMware S&S Supplied Items”). The VMware S&S Allotment is available for use on January 1st of each allotment period.

With respect to the Supplied Items, Galileo is responsible for: a) selecting the specific items; b) selecting the Supplier as defined below; and c) negotiating the price with such Supplier(s).

Galileo shall provide IBM with an IBM Acceptance Certificate (the general format of which is attached hereto as Exhibit O) and invoice(s) for Supplied Items from the applicable Supplier when Galileo requests IBM to pay Supplier Allotment funds to a Supplier.  Upon receipt of this documentation, IBM shall promptly pay the applicable Supplier from the Supplier Allotment funds on behalf of Galileo.  Payment to the Suppliers is contingent upon  IBM’s collection and clearance of the current  Monthly Payment from Galileo.

Galileo and its Suppliers are solely responsible for the proper calculation of sales and use taxes, and the remittance of this tax to the proper taxing authorities.  Any such tax must be specifically identified in any invoice from Galileo’s Suppliers that is submitted to IBM.

IBM will perform a monthly reconciliation of the amounts paid to Supplier(s) on Galileo’s behalf with System x Supplier Allotment, which shall be confirmed by the Parties in an Order Letter.

If any particular Supplier Allotment is not fully depleted in a given year, the unused balance may be used in the subsequent years of this AMO Agreement for that Supplied Item type, not to exceed the totals shown in the table above, or used past the Expiration Date.

IBM shall have no obligation to pay Supplier Allotment funds to Suppliers after the Expiration Date, notwithstanding any other provisions of this AMO Agreement.

Except to the extent IBM’s Statement of Limited Warranty imposes warranty obligations on IBM for IBM Products, Galileo agrees to indemnify and hold IBM harmless from any damages or liabilities relating to the transaction between Galileo and its Suppliers.  IBM will not be liable for any dispute that may arise between Galileo and its Suppliers.

IBM’s sole and entire liability under this subsection of the AMO Agreement is limited to prompt payment     of the Supplier Allotment funds to Suppliers as described in this section.

If any particular IBM Supplier Allotment is not fully depleted in a given year, the unused balance may be used in the subsequent years of this AMO Agreement for that Product or Service type, not to exceed the totals shown in the table above, or used past the Expiration Date

The Products and Services acquired under the Supplier Allotments are not financed by IBM Credit.  In the event the Parties desire to lease or finance any of the Products or Services acquired under these Machines Allotments, then upon IBM Credit’s approval, such transactions shall be confirmed by the Parties in an Order Letter.

In the event of expiration or termination of this AMO Agreement, [**] ([**]%) of any unused Supplier Allotment on the date of expiration or termination will be retained by IBM and the remaining amount (for clarity, [**] ([**]%) of the remaining unused Supplier Allotment) shall be refunded to Galileo.”

Agreed to:
Travelport Inc.	Customer No.: 9885094
Jurisdiction of Organization:
By:	/s/ David Lauderdale
Authorized Signature	AMO Agreement No.: ASVB594

Name (type or print):	David Lauderdale	IBM Customer Agreement No.: JJT-0003

Date:	2/20/2008	Term Lease Agreement No.: JJT-0001

Agreed to:	Agreed to:
Worldspan Technologies Inc., its General Partner	International Business Machines Corporation

By:	/s/ David Lauderdale	By:	/s/ Pete Gagliardi
Authorized Signature	Authorized Signature

Name (type or print):	David Lauderdale	Name (type or print):	Pete Gagliardi

Date:	2/20/2008	Date:	2/20/2008

Agreed to:	Agreed to:
Galileo International LLC	IBM Credit LLC

By:	/s/ David Lauderdale	By:	/s/ Tom Demopoulos
Authorized Signature	Authorized Signature

Name (type or print):	David Lauderdale	Name (type or print):	Tom Demopoulos

Date:	2/20/2008	Date:	2/20/2008